UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2026

LYNTRIS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-43450	42-1904710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3130 Fairview Park Dr., Suite 230

Falls Church, VA 22042

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (571) 463-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	LYNX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2026, Lyntris Inc. (the “Company”) priced the initial public offering (the “IPO”) of its common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $17.50 per share (the “IPO Price”), as described in the prospectus (the “Prospectus”), dated August 18, 2026, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the registration statement on Form S-1 (File No. 333-297657), as amended (the “Registration Statement”).

Underwriting Agreement

On August 18, 2026, in connection with the pricing of the IPO, the Company, the persons named in Schedule II thereto (the “Selling Stockholders”) and Evercore Group L.L.C., Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to offer and sell 5,714,286 shares of its Common Stock, and the Selling Stockholders agreed to offer and sell 11,285,714 shares of their Common Stock, in each case at the IPO Price. The Underwriters were granted a 30-day option to purchase up to an additional 2,550,000 shares of Common Stock from certain of the Selling Stockholders. The IPO closed and the shares were delivered on August 20, 2026.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act. Under the terms of the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell, dispose of, or hedge, without the prior written consent of Evercore Group L.L.C. and Citigroup Global Markets Inc., the shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock for 180 days following the offering, and the Company’s directors, executive officers, and substantially all of the shareholders have agreed, subject to certain limited exceptions, not to sell, dispose of, or hedge, without the prior written consent of Evercore Group L.L.C. and Citigroup Global Markets Inc., 25% of the shares of Common Stock or securities convertible into or exchangeable for Common Stock for 180 days following the offering, 25% of the shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock for 360 days following the offering, 25% of the shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock for 540 days following the offering and the remainder of the shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock for 720 days following the offering. The Company and the Selling Stockholders made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Underwriting Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2026, upon effectiveness of the IPO, each of Brian Morrison, Matthew Alty, Brian Raduenz, Stephen Twitty, Jonathan Rambeau, Tanner Cope and Jake Lansford was appointed to the Board of Directors of the Company (the “Board”). David Stinnett continues to serve as a director of the Company and was appointed Chairman of the Board. Matthew Alty was appointed Vice Chairman of the Board. Please see the description of the composition of the Board in the section titled “Management—Composition of the Board of Directors After this Offering” in the Prospectus, which description is incorporated herein by reference. Biographical information regarding the directors and other information regarding the committees upon which these directors are expected to serve, related party transactions involving any of these directors and information about any arrangement or understanding between these directors and any other persons pursuant to which these directors were selected as a director are included in the Prospectus in the sections entitled “Certain Relationships and Related Party Transactions,” “Executive Compensation” and “Management” and are incorporated herein by reference or will be provided when later determined.

As previously disclosed in the Prospectus, upon effectiveness of the IPO, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). Please see the description of the Indemnification Agreements in the section titled “Description of Capital Stock-Limitations on Liability and Indemnification of Officers and Directors” in the Prospectus, which description is incorporated herein by reference. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Stock Incentive Plan

On August 9, 2026, the Company’s stockholders approved, and the Board adopted, the Lyntris Inc. 2026 Stock Incentive Plan (the “2026 Plan”), and upon effectiveness of the IPO, the 2026 Plan became effective. Please see the description of the 2026 Plan in the section titled “Executive Compensation-2026 Stock Incentive Plan” in the Company’s Prospectus, which description is incorporated herein by reference. The 2026 Stock Incentive Plan is substantially the same as the form filed as an exhibit to the Registration Statement.

The foregoing description of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, which is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2026, upon effectiveness of the IPO, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Company’s amended and restated Bylaws (the “Bylaws”) became effective on such date. The Certificate of Incorporation and Bylaws are substantially the same as the forms filed as exhibits to the Registration Statement.

Please see the descriptions of the Certificate of Incorporation and the Bylaws in the section titled “Description of Capital Stock” in the Prospectus, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01.	Other Events.

Initial Public Offering

On August 18, 2026, the Company announced the pricing of its IPO of 17,000,000 shares of Common Stock at a price to the public of $17.50 per share. The Underwriters were granted a 30-day option to purchase up to an additional 2,550,000 shares of Common Stock from certain of the Selling Stockholders. The IPO closed and the shares were delivered on August 20, 2026. The net proceeds to the Company from the IPO were approximately $69.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares of Common Stock in the IPO by the Selling Stockholders.

The Company intends to use the net proceeds it receives, together with existing cash, cash equivalents and short-term investments, to (i) repay approximately $60.0 million of outstanding indebtedness and (ii) use the remainder, if any, for general corporate purposes, including additional development efforts, working capital and operational expenses. Please see the section titled “Use of Proceeds” in the Prospectus, which description is incorporated herein by reference.

In connection with the pricing, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 18, 2026, by and among the Company, the Selling Stockholders and Evercore Group L.L.C., Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives for the underwriters named therein.*

3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated August 18, 2026.

3.2	Amended and Restated Bylaws of the Company, effective August 18, 2026.

10.1	Form of Director and Officer Indemnification Agreement.

99.1	Press Release of the Company, dated August 18, 2026.

99.2	Lyntris Inc. 2026 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNTRIS INC.

By:	/s/ Tim Paulin
Name:	Tim Paulin
Title:	Chief Financial Officer

Date: August 21, 2026